Exhibit 10.6

                                 CODE OF ETHICS

         FOR PRINCIPAL EXECUTIVE OFFICERS AND SENIOR FINANCIAL OFFICERS

Micropac Industries, Inc. expects the highest possible ethical conduct from its principal executive officers and senior financial officers. Your full compliance with this Code is mandatory.

You are expected

         (i) to foster a culture of transparency, integrity and honesty, and

         (ii) to devote the time, skill, effort and energy to conduct and manage the business of the Company, and

         (iii) to ensure that everyone in your organization also fully complies with this Code.

         (iv) to promptly report any suspected unethical conduct to the Company's Boardof Directors.

In accordance with the rules of the U.S. Securities and Exchange Commission, any change to, or waiver of, this Code must be immediately publicly disclosed.


Conflicts of Interest
You must avoid any personal activity, investment or association that could appear to interfere with good judgment concerning the Company's best interests. You may not exploit your position or relationship with the Company for personal gain. You should avoid even the appearance of such a conflict.

As a principal executive officer or senior financial officer, it is imperative that you avoid any investment, interest or association that interferes, might interfere, or might appear to interfere, with your independent exercise of judgment in the Company's best interests. Engaging in any conduct that represents a conflict of interest is strictly prohibited.


Accurate Periodic Reports
As you are aware, full, fair, accurate, timely and understandable disclosures in the Company's periodic reports is legally required and is essential to the success of its business. Please exercise the highest standard of care in preparing such reports in accordance with the following guidelines:

All accounting records, as well as reports produced from those records, must be in accordance with the laws of each applicable jurisdiction.

All records must fairly and accurately reflect the transactions or occurrences to which they relate.

All records must fairly and accurately reflect, in reasonable detail, the company assets, liabilities, revenues and expenses.

The Company accounting records must not contain any false or intentionally misleading entries.

No transactions should be intentionally misclassified as to accounts, departments or accounting periods.

All transactions must be supported by accurate documentation in reasonable detail and recorded in the proper account and in the proper accounting period.

No information should be concealed from the internal auditors or the independent auditors.

Compliance with the Company system of internal accounting controls is required.


Compliance
You are expected to comply with both the letter and spirit of all applicable governmental laws, rules and regulations.

If you fail to comply with this Code and/or with any applicable laws, you will be subject to disciplinary measures, up to and including immediate discharge from Micropac.